UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2022

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At-the-Market Offering Program

On October 28, 2022, Bed Bath & Beyond Inc. (the “Company”) filed a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) registering additional shares (“Shares”) of its common stock, par value $0.01 per share (“Common Stock”) for sale under the Company’s “at the market offering” program (the “ATM Program”), pursuant to the Company’s existing Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (the “Sales Agent”), dated August 31, 2022. Prior to the date hereof, 12,000,000 Shares were sold under the Sale Agreement. The Shares will be sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-267173), which was filed with the SEC on August 31, 2022. A prospectus supplement relating to the ATM Program and the additional Shares available thereunder (the “Prospectus Supplement”) has been filed today with the SEC. Pursuant to the Prospectus Supplement and the accompanying base prospectus, the Company may offer and sell Shares having an aggregate sales price of up to $150 million. The Company is not obligated to sell any Shares under the Sale Agreement, and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement. The Sales Agent will be entitled to compensation as provided under the terms of the Sale Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and its Common Stock in the Sale Agreement and agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Act.

The Company currently intends to use the net proceeds, if any, after deducting the Sales Agent’s commission and the Company’s offering expenses, that it receives upon the issuance and sale of Shares to or through the Sales Agent for general corporate purposes, including to drive immediate strategic priorities such as rebalancing the Company’s assortment and inventory, and addressing the Company’s debt.

Subject to the terms and conditions of the Sale Agreement, the Sales Agent will use its commercially reasonable efforts to sell, on the Company’s behalf, the Shares that may be offered by the Company from time to time under the Sale Agreement. The sales, if any, of the Shares made under the Sale Agreement will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The above description of the Sale Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Sale Agreement and is qualified in its entirety by reference to the terms of the form of Sale Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. The legal opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the legality of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Additional Disclosure

In October 2022, the Company became aware that an outside party had improperly accessed, via a phishing scam, data on the hard drive and certain shared drives to which one of its employees had access. The Company is reviewing the accessed data to determine whether these drives contain any sensitive and/or personally identifiable information. At this time the Company has no reason to believe that any such sensitive or personally identifiable information was accessed or that this event would be likely to have a material impact on the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated August 31, 2022, by and between Bed Bath & Beyond Inc. and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed with the Commission on August 31, 2022).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: October 28, 2022	By:	/s/ Arlene Hong
Arlene Hong Executive Vice President, Chief Legal Officer & Corporate Secretary